UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

500 Marquette Avenue NW, Albuquerque, New Mexico 87102
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

(Former name or former address, if changed since last report)

___________________________________________________

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Magellan Gold Corporation, a Nevada corporation (the "Company"):

1a.      Effective September 30, 2019, the Company authorized the issuance of an aggregate of 242,270 shares of Series A Convertible Preferred Stock having a stated value of $10.00 per shares (the “Series A Preferred”). The following is a summary of the rights and preferences of the Series A Preferred, which summary is qualified in its entirety by reference to the Certificate of Designations of Rights and Preferences (the “Certificate”) a copy of which is filed as Exhibit 4.1:

(i)	The Series A Preferred pays an annual coupon equal to 10% of the Stated Value, payable in cash or kind, at the option of the Company.

(ii)	The Series A Preferred is convertible, principal and accrued interest, into shares of Common Stock at a conversion price of $1.00, subject to customary adjustments, at any time at the option of the holder.

(iii)	Holders of Series A Preferred have full voting rights on all matters, voting on an “as converted” basis.

(iv)	Holders of Series A Preferred will have a liquidation preference equal to the Stated Value of the Series A Preferred plus all accrued and unpaid coupons.

b.       The shares of Series A Preferred were issued to five (5) investors in consideration of the conversion of existing debt owed by the Company to such investors in the aggregate amount of $2,422,694. The shares are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.

c.       The Company paid no fees or commissions in connection with the issuance of the Shares.

d.       The conversions of debt into the shares of Common Stock were undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) thereunder.

e.       See Item 3.02.1a. above for conversion details.

f.       Not applicable.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 4, 2019, Magellan Gold Corporation (the “Company”) issued a press release announcing an agreement (the "Agreement") with its primary secured creditors and largest shareholder to convert an aggregate of $2.45 million of outstanding debt obligations (including a secured line of credit, outstanding promissory notes and advances) into a newly-created series of Preferred Shares of the Company ("Preferred Shares"). The Preferred Shares will carry a $2.45 million liquidation preference, subject to adjustments, be convertible into common stock at $1.00 per share and bear a 10% annual dividend payable in kind at the option of the Company. The Agreement releases and reduces liens on certain assets of the Company and converts portions of both its secured and unsecured debt holdings to Preferred Shares to facilitate new financing arrangements for the Company. A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item 4.1	Title Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock.

99.1	Press Release dated October 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: October 7, 2019	By: /s/ David E. Drips David E. Drips, President